UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 11, 2007

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreements

On December 12, 2007, Cell Therapeutics, Inc. (the “Corporation”) entered into separate agreements (the “Exchange Agreements”) with certain holders (the “Holders”) of its existing 5.75% Convertible Senior Subordinated Notes and 5.75% Convertible Subordinated Notes due June 15, 2008 (the “Old Notes”), pursuant to which holders of approximately $36.08 million in aggregate principal amount of the Old Notes agreed to exchange their Old Notes for approximately $23.25 million in aggregate principal amount of a new series of notes, the 5.75% Convertible Senior Notes due December 15, 2011 (the “New Notes”), plus 5,459,574 shares of the Corporation’s common stock, no par value, at $2.35 per share (the “Common Shares”). The Corporation issued the New Notes pursuant to the terms of an Indenture, dated December 12, 2007, between the Corporation and U.S. Bank National Association, as trustee (the “Indenture”). The Corporation completed the exchange on December 12, 2007. After the satisfaction of the closing conditions and the subsequent completion of the exchange, approximately $19.8 million in aggregate principal of the Old Notes remain outstanding.

The Corporation issued the New Notes and the Common Shares to the Holders in a private placement pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The Holders are all either “qualified institutional buyers” within the meaning of Rule 144A under the Act or “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Act. The New Notes issued to the Holders include legends restricting transfer other than pursuant to an effective registration statement under the Act or in accordance with an exemption from registration.

In connection with the Exchange Agreements, the Corporation entered into a registration rights agreement with each Holder (each the “Registration Rights Agreement”), pursuant to which the Corporation has agreed to prepare and file a shelf registration statement with the Securities and Exchange Commission covering the resale of the New Notes, the Common Stock issuable upon conversion of the New Notes, and the Common Shares no later than 90 days following the issuance of the New Notes and the Common Shares, and thereafter use its best efforts to cause such registration statement to be declared effective within 180 days of the issuance of the New Notes and the Common Shares. If the Corporation fails to timely file or cause such shelf registration to be declared effective, the Corporation will be required to pay additional interest on the Notes.

The description of the terms and the conditions of the Exchange Agreements and the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the form of Registration Rights Agreement, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Terms of the 5.75% Convertible Senior Notes due 2011

The New Notes bear an annual interest rate of 5.75 percent and are initially convertible into shares of the Company’s common stock, no par value (“Common Stock”) at a rate of 333.333 shares per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of $3.00 per share (the “Conversion Price”), as may be automatically adjusted upon occurrence of certain events from time to time. Upon any automatic conversion of the New Notes, if the holders exercise their right to require the Corporation to repurchase the New Notes upon a Change of Control or if the Corporation elects to redeem the New Notes, the Corporation shall be required to pay a premium make-whole amount to the Holders of the New Notes so converted, redeemed or repurchased, equal to $115 per $1,000 principal amount of the New Notes so converted, redeemed or repurchased, less any interest paid on such New Notes prior to the conversion date (a “Make-Whole Payment”).

On or after December 15, 2009, the Corporation will have the right to redeem some or all of the New Notes for cash at any time, at a redemption price equal to 100% of the aggregate principal amount of the outstanding New Notes at the time of such redemption plus a Make-Whole Payment and accrued and unpaid interest to, but not including, the redemption date.

The New Notes will automatically convert if, at any time after December 15, 2009 and prior to maturity, the closing price of the Common Stock has exceeded 140% of the Conversion Price then in effect for at least 20 trading days within any 30 consecutive trading day period, subject to certain conditions. The amount of New Notes that shall automatically convert for any 30 trading day period shall equal the lesser of (i) the value of ten (10) times the volume weighted average price of the Common Stock during such 20 day triggering period times the average daily trading volume of the Common Stock during such 20 day period, rounded down to the nearest $1,000, and (ii) one half of the principal amount of the New Notes that have been authenticated under the Indenture as of the date of the automatic conversion notice. Each 30 trading day period for which an automatic conversion may be triggered shall commence anew at the end of the period which triggered the automatic conversion.

In the event of certain changes in control, holders may require us to repurchase their New Notes at a repurchase price equal to 100% of the aggregate principal amount of such holders’ outstanding New Notes at the time of such repurchase, plus a Make-Whole Payment and accrued and unpaid interest to, but not including, the repurchase date. The Corporation will be required to pay 100% of the aggregate principal amount of the New Notes in cash to holders of the New Notes upon such a repurchase.

Interest on the New Notes and any Make-Whole Payments is payable, at the option of the Company, in cash, Common Stock or some combination thereof, subject to certain conditions. If not converted, redeemed or repurchased, the New Notes mature on December 15, 2011.

An event of default under the Indenture will occur on the New Notes if the Company: (i) is delinquent in making certain payments due under the New Notes; (ii) fails to deliver certain required notices under the New Notes; (iii) fails, following notice, to cure a breach of a covenant under the Indenture or to pay liquidated damages when due under the Registration Rights Agreement; (iv) incurs certain events of default with respect to other indebtedness; (v) incurs certain events of default with respect to its preferred stock; (vi) acquires or redeems its preferred stock; (vii) is subject to certain bankruptcy proceedings or orders; or (viii) fails to maintain the listing of the Common Stock on a trading market for more than five trading days. Upon the occurrence of an event of default, the full aggregate principal amount of the New Notes, together with interest and other amounts owing, becomes immediately due and payable. Further, the New Notes shall accrue interest at 12% per annum if an event of default occurs.

The New Notes are senior unsecured obligations of the Corporation and rank pari passu in right of payment with all existing and future senior indebtedness of the Corporation, including the Corporation’s 6.75% Convertible Senior Notes due 2010 and 7.5% Convertible Senior Notes due 2011, and rank senior in right of payment to the Corporation’s currently outstanding 5.75% Convertible Senior Subordinated Notes due 2008, 5.75% Convertible Subordinated Notes due 2008 and 4% Convertible Senior Subordinated Notes due 2010. The Corporation has also agreed to certain restrictions on its incurrence of future indebtedness.

The description of the terms and conditions of the New Notes and the Indenture set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company issued the New Notes and the Common Shares to the Holders in a private placement pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Act.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2007, the Company filed three Articles of Correction related to the Series A 3% Convertible Preferred Stock, Series B 3% Convertible Preferred Stock and Series C 3% Convertible Preferred Stock, respectively, copies of which are filed herewith as Exhibit 5.1, Exhibit 5.2 and Exhibit 5.3. The Articles of Correction correct the Disputed Language (as defined below in Item 7.01).

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference into those filings of the Corporation that provide for the incorporation of all reports and documents filed by the Corporation under the Exchange Act. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

On December 12, 2007 the Corporation issued a press release related to the matters described herein (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Corporation is also aware that based on language (the “Disputed Language”) contained in the Articles of Amendment to the Corporation’s Articles of Incorporation (the “Amendments”) filed in connection with the issuance of the Corporation’s Series A, Series B and Series C Convertible Preferred Stock (the “Preferred Stock”), certain holders thereof (the “Shareholders”) have asserted a right to consent (or not) to the transactions contemplated by the Exchange Agreement (the “Exchange”). Attached as Exhibit 99.2 hereof are letters received from Tang Capital Management, LLC, on December 11, 2007 and December 12, 2007, a holder of the Series B Preferred Stock which alleges such right and other claims (the “Letters”). A similar letter to the one dated December 12, 2007 was received from a holder of Series C Preferred Stock. The Corporation is of the view that inclusion of the Disputed Language in the Amendments constitutes a scrivener’s error without legal force or effect, and filed Articles of Correction with the Secretary of State of Washington in accordance with Section 23B.01.240 of the Revised Code of Washington as set forth in Item 5.03 above. Although the Corporation disagrees with the statements in the Letters that such consent is required or that the mistake corrected in the Articles of Correction could entitle holders to other claims based on their purchase of the Series B and Series C Preferred Stock, it is nevertheless possible that the Shareholders will prevail in a claim that they are entitled to have such Preferred Stock be redeemed as if the Exchange were to have caused a Triggering Event based upon such alleged rights or otherwise seek to challenge the validity of the Exchange on the basis thereof or seek to assert a claim for rescission of the Preferred Stock.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

4.1	Indenture, dated December 12, 2007 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee

4.2	Form of Registration Rights Agreement, dated December 12, 2007 between Cell Therapeutics, Inc. and certain other party thereto

5.1	Articles of Correction to the Amended and Restated Articles of Incorporation of the Corporation for Series A Preferred Stock

5.2	Articles of Correction to the Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation for Series B Preferred Stock

5.3	Articles of Correction to the Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation for Series C Preferred Stock

10.1	Form of Exchange Agreement, dated December 12, 2007 between Cell Therapeutics, Inc. and certain other party thereto.

99.1	Press Release dated December 12, 2007

99.2	Letters received from Tang Capital Management, LLC dated December 11, 2007 and December 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: December 12, 2007	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
4.1	Indenture, dated December 12, 2007 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee

4.2	Form of Registration Rights Agreement, dated December 12, 2007 between Cell Therapeutics, Inc. and certain other party thereto

5.1	Articles of Correction to the Amended and Restated Articles of Incorporation of the Corporation for Series A Preferred Stock

5.2	Articles of Correction to the Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation for Series B Preferred Stock

5.3	Articles of Correction to the Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation for Series C Preferred Stock

10.1	Form of Exchange Agreement, dated December 12, 2007 between Cell Therapeutics, Inc. and certain other party thereto

99.1	Press Release dated December 12, 2007

99.2	Letters received from Tang Capital Management, LLC dated December 11, 2007 and December 12, 2007